Series Number: 3
For period ending 8/31/15

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.452%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           27,681
                      Institutional Class                                                      5,936
                      2.  Dividends for a second class of open-end company shares
                                A Class                                           805
                      C Class                                           242

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.2886
                      Institutional Class                                           $0.3125
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.2589
C Class                                            $0.1696

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           102,666
                      Institutional Class                                                      19,645
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                           3,316
                      C Class                                            1,394

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.85
                      Institutional Class                                           $11.85
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $11.85
                                C Class                                            $11.86

Series Number: 4
For period ending 8/31/15

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.452%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           11,274
                      Institutional Class                                           10
           2.  Dividends for a second class of open-end company shares
                                A Class                                           214
                      C Class                                           167

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.3929
                      Institutional Class                                           $0.4164
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.3633
C Class                                            $0.2750

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           28,134
                                Institutional Class                                           26
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                            569
                                C Class                                           604

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.70
                                Institutional Class                                           $11.70
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                            $11.70
                      C Class                                            $11.70

Series Number: 5
For period ending 8/31/15

48)	Investor, A & C
First $1 billion 0.599%
Next $1 billion 0.547%
Next $3 billion 0.517%
Next $5 billion 0.497%
Next $15 billion 0.484%
Next $25 billion 0.482%
Over $50 billion 0.482%

Institutional
First $1 billion 0.399%
Next $1 billion 0.347%
Next $3 billion 0.317%
Next $5 billion 0.297%
Next $15 billion 0.284%
Next $25 billion 0.282%
Over $50 billion 0.282%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           22,933
Institutional Class                                           3,214
           2. Dividends for a second class of open-end company shares
                      A Class                                            4,194
                                C Class                                             710

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.3884
                      Institutional Class                                           $0.4089
2. Dividends for a second class of open-end company shares
                      A Class                                           $0.3625
                      C Class                                           $0.2849

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      61,328
                      Institutional Class                                                      8,134
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                           11,567
                      C Class                                           2,710

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $10.30
                      Institutional Class                                           $10.30
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $10.30
                      C Class                                           $10.30